UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Genworth Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials

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On April 14, 2022, Scott Klarquist delivered notice to Genworth Financial, Inc. (the “Company”) of the withdrawal of his nomination for election to the Board of Directors (the “Board”) at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”).

As previously disclosed in the Company’s definitive proxy statement relating to the Annual Meeting, the Company’s Amended and Restated Bylaws provide that the directors are elected by a plurality of votes in the event of a contested election and that an election is contested if, as determined by the Board, the number of nominees exceeds the number of directors to be elected. Following Mr. Klarquist’s nomination notice, which was delivered to the Company on February 2, 2022, the Board had previously determined that the director election at the Annual Meeting will be a contested election. In light of Mr. Klarquist’s withdrawal of his notice last week, the Board will revisit this determination.

Following the Board’s review of this matter at its upcoming meeting, the Company intends to provide an update to stockholders during the first week of May on the voting standard for the election of directors at the Annual Meeting.